EXHIBIT (e.)

Underwriting Contracts

UNDERWRITING AND DISTRIBUTION AGREEMENT

THIS AGREEMENT, made this first day of April, 1994, by and between Sit U.S. Government Securities Fund, Inc. (the “Fund”) and SIA Securities Corp., a Minnesota corporation (“Securities”),

WITNESSETH:

1.	UNDERWRITING SERVICES.

The Fund hereby engages Securities, and Securities hereby agrees to act, as principal underwriter for the Fund in connection with the sale and distribution of the shares of the Fund to the public, either through dealers or otherwise. Securities agrees to offer such shares for sale at all times when such shares are available for sale and may lawfully be offered for sale and sold.

2.	SALE OF FUND SHARES.

Such shares are to be sold only on the following terms:

(a) Only subscriptions, offers or sales of any shares of the Fund by Securities shall be subject to this Agreement. All subscriptions, offers or sales shall be subject to acceptance or rejection by the Fund. Any offer or sale shall be conclusively presumed to have been accepted by the Fund if the Fund shall fail to notify Securities of the rejection of such offer or sale prior to the computation of the net asset value of the Fund’s shares next following receipt by the Fund of notice of such offer or sale.

(b) No share of the Fund shall be sold by Securities for any consideration other than cash or for any amount less than the net asset value of such share, computed as provided in the Bylaws of the Fund.

3.	INVESTMENT OF DIVIDEND AND DISTRIBUTIONS.

The Fund may extend to its shareholders the right to purchase shares issued by the Fund at the net asset value thereof with the proceeds of any dividend or capital gain distribution paid or payable by the Fund (or any other fund for which Securities serves as underwriter) to its shareholders.

4.	REGISTRATION OF SHARES.

The Fund agrees to make prompt and reasonable efforts to effect and keep in effect, at its own expense, the registration or qualification of its shares for sale in such jurisdictions as the Fund may designate.

5.	INFORMATION TO BE FURNISHED SECURITIES.

The Fund agrees that it will furnish Securities with such information with respect to the affairs and accounts of the Fund as Securities may from time to time reasonably require, and further agrees that Securities, at all reasonable times, shall be permitted to inspect the books and records of the Fund.

6.	ALLOCATION OF EXPENSES.

During the period of this contract, the Fund shall pay or cause to be paid all expenses, costs and fees incurred by the Fund which are not assumed by Securities or Sit Investment Associates, Inc. (“SIA”). SIA shall pay all promotional expenses in connection with the distribution of the Fund’s shares including paying for prospectuses and shareholder reports for new shareholders, and the costs of sales literature.

7.	COMPENSATION TO SECURITIES.

It is understood and agreed by the parties hereto that sales of Fund shares will benefit SIA, an affiliate of Securities; therefore, Securities will receive no additional compensation for services it performs hereunder.

8.	LIMITATION OF SECURITIES’ AUTHORITY.

Securities shall be deemed to be an independent contractor and, except as specifically provided or authorized herein, shall have no authority to act for or represent the Fund. In connection with its role as underwriter of Fund shares, Securities shall at all times be deemed an agent of the Fund and shall sell Fund shares to purchasers thereof as agent and not as principal.

9.	SUBSCRIPTION FOR SHARES—REFUND FOR CANCELED ORDERS.

Securities shall effect the subscription of Fund shares as agent for the Fund. In the event that an order for the purchase of shares of the Fund is placed with Securities by a customer or dealer and subsequently canceled, Securities, on behalf of such customer or dealer, shall forthwith cancel the subscription for such shares entered on the books of the Fund, and, if customer has paid the Fund for such shares, the customer shall be entitled to receive from the Fund in refund of such payment the lesser of:

(a) the consideration received by the Fund for said shares;

(b) the net asset value of such shares at the time of cancellation by Securities.

10.	INDEMNIFICATION OF THE FUND.

Securities agrees to indemnify the Fund against any and all litigation and other legal proceedings of any kind or nature and against any liability, judgment, cost or penalty imposed as a result of such litigation or proceedings in any way arising out of or in connection with the sale or distribution of the shares of the Fund by Securities. In the event of the threat or institution of any such litigation or legal proceedings against the Fund, Securities shall defend such action on behalf of the Fund at its own expense, and shall pay any such liability, judgment, cost or penalty resulting therefrom, whether imposed by legal authority or agreed upon by way of compromise and settlement; provided, however, Securities shall not be required to pay or reimburse the Fund for any liability, judgment, cost or penalty incurred as a result of information supplied by, or as the result of the omission to supply information by, the Fund to Securities, or to Securities by a director, officer, or employee of the Fund who is not an interested person of Securities, unless the information so supplied or omitted was available to Securities or the Fund’s investment adviser without recourse to the Fund or any such interested person of the Fund.

11.	FREEDOM TO DEAL WITH THIRD PARTIES.

Securities shall be free to render to others services of a nature either similar to or different from those rendered under this contract, except such as may impair its performance of the services and duties to be rendered by it hereunder.

12.	EFFECTIVE DATE, DURATION AND TERMINATION OF AGREEMENT.

This Agreement shall be effective on April 1, 1994. Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities of the Fund shall mean the vote of 67% or more of such securities if the holders of more than 50% of such securities are present in person or by proxy or the vote of more than 50% of such securities, whichever is less.

Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect only so long as such continuance is specifically approved at least annually (a) by the Board of Directors of the Fund, or by a vote of the majority of the outstanding voting securities of the Fund, and (b) by a majority of the directors who are not interested persons of Securities or of the Fund cast in person at a meeting called for the purpose of voting on such approval.

This Agreement may be terminated at any time without the payment of any penalty by the vote of the Board of Directors of the Fund or by the vote of the holders of a majority of the outstanding voting securities of the Fund, or by Securities, upon sixty (60) days written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

13.	AMENDMENTS TO AGREEMENT.

No material amendment to this Agreement shall be effective until approved by a vote of the Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such amendment.

14.	NOTICES.

Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid to the other party at such address as such other party may designate in writing for receipt of such notice.

IN WITNESS WHEREOF, the Fund and Securities have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

SIA SECURITIES CORP.

By /s/ Parnell Kingsley

Its Vice President

SIT U.S. GOVERNMENT SECURITIES FUND, INC.

By /s/ Paul E. Rasmussen

Its Vice President

UNDERWRITING AND DISTRIBUTION AGREEMENT

THIS AGREEMENT, made this first day of April, 1994, by and between Sit Mutual Funds II, Inc. (the “Fund”) and SIA Securities Corp., a Minnesota corporation (“Securities”),

WITNESSETH:

1.	UNDERWRITING SERVICES.

The Fund hereby engages Securities, and Securities hereby agrees to act, as principal underwriter for the Fund in connection with the sale and distribution of the shares of the Fund’s Series (as defined below) to the public, either through dealers or otherwise. Securities agrees to offer such shares for sale at all times when such shares are available for sale and may lawfully be offered for sale and sold. As used herein, “Series” is defined as Sit Tax-Free Income Fund (Series A), Sit Minnesota Tax-Free Income Fund (Series B) and Sit Bond Fund (Series C) and any other Series which may hereafter be created by the Board of Directors of the Fund.

2.	SALE OF FUND SHARES.

Such shares are to be sold only on the following terms:

(a) Only subscriptions, offers or sales of any shares of the Funds by Securities shall be subject to this Agreement. All subscriptions, offers or sales shall be subject to acceptance or rejection by the Fund. Any offer or sale shall be conclusively presumed to have been accepted by the Fund if the Fund shall fail to notify Securities of the rejection of such offer or sale prior to the computation of the net asset value of the Fund’s shares next following receipt by the Fund of notice of such offer or sale.

(b) No share of any Series of the Fund shall be sold by Securities for any consideration other than cash or for any amount less than the net asset value of such share, computed as provided in the Bylaws of the Fund.

3.	INVESTMENT OF DIVIDEND AND DISTRIBUTIONS.

The Fund may extend to its shareholders the right to purchase shares issued by each Series of the Fund at the net asset value thereof with the proceeds of any dividend or capital gain distribution paid or payable by the Fund (or any other fund for which Securities serves as underwriter) to its shareholders.

4.	REGISTRATION OF SHARES.

The Fund agrees to make prompt and reasonable efforts to effect and keep in effect, at its own expense, the registration or qualification of its shares for sale in such jurisdictions as the Fund may designate.

5.	INFORMATION TO BE FURNISHED SECURITIES.

The Fund agrees that it will furnish Securities with such information with respect to the affairs and accounts of the Fund as Securities may from time to time reasonably require, and further agrees that Securities, at all reasonable times, shall be permitted to inspect the books and records of the Fund.

6.	ALLOCATION OF EXPENSES.

During the period of this contract, the Fund shall pay or cause to be paid all expenses, costs and fees incurred by the Fund which are not assumed by

Securities or Sit Investment Associates, Inc. (“SIA”). SIA shall pay all promotional expenses in connection with the distribution of the Fund’s shares including paying for prospectuses and shareholder reports for new shareholders, and the costs of sales literature.

7.	COMPENSATION TO SECURITIES.

It is understood and agreed by the parties hereto that sales of Fund shares will benefit SIA, an affiliate of Securities; therefore, Securities will receive no additional compensation for services it performs hereunder.

8.	LIMITATION OF SECURITIES’ AUTHORITY.

Securities shall be deemed to be an independent contractor and, except as specifically provided or authorized herein, shall have no authority to act for or represent the Fund. In connection with its role as underwriter of Fund shares, Securities shall at all times be deemed an agent of the Fund and shall sell Fund shares to purchasers thereof as agent and not as principal.

9.	SUBSCRIPTION FOR SHARES—REFUND FOR CANCELED ORDERS.

Securities shall effect the subscription of Fund shares as agent for the Fund. In the event that an order for the purchase of shares of the Fund is placed with Securities by a customer or dealer and subsequently canceled, Securities, on behalf of such customer or dealer, shall forthwith cancel the subscription for such shares entered on the books of the Fund, and, if customer has paid the Fund for such shares, the customer shall be entitled to receive from the Fund in refund of such payment the lesser of:

(a) the consideration received by the Fund for said shares;

(b) the net asset value of such shares at the time of cancellation by Securities.

10.	INDEMNIFICATION OF THE FUND.

Securities agrees to indemnify the Fund against any and all litigation and other legal proceedings of any kind or nature and against any liability, judgment, cost or penalty imposed as a result of such litigation or proceedings in any way arising out of or in connection with the sale or distribution of the shares of the Fund by Securities. In the event of the threat or institution of any such litigation or legal proceedings against the Fund, Securities shall defend such action on behalf of the Fund at its own expense, and shall pay any such liability, judgment, cost or penalty resulting therefrom, whether imposed by legal authority or agreed upon by way of compromise and settlement; provided, however, Securities shall not be required to pay or reimburse the Fund for any liability, judgment, cost or penalty incurred as a result of information supplied by, or as the result of the omission to supply information by, the Fund to Securities, or to Securities by a director, officer, or employee of the Fund who is not an interested person of Securities, unless the information so supplied or omitted was available to Securities or the Fund’s investment adviser without recourse to the Fund or any such interested person of the Fund.

11.    FREEDOM TO DEAL WITH THIRD PARTIES.

Securities shall be free to render to others services of a nature either similar to or different from those rendered under this contract, except such as may impair its performance of the services and duties to be rendered by it hereunder.

12.    EFFECTIVE DATE, DURATION AND TERMINATION OF AGREEMENT.

This Agreement shall be effective on April 1, 1994. Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities of a Series or the Fund shall mean the vote of 67% or more of such securities if the holders of more than 50% of such securities are present in person or by proxy or the vote of more than 50% of such securities, whichever is less.

Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect only so long as such continuance is specifically approved at least annually (a) by the Board of Directors of the Fund, or with respect to a particular Series, by the vote of the holders of a majority of the outstanding voting securities of such Series, and (b) by a majority of the directors who are not interested persons of Securities or of the Fund cast in person at a meeting called for the purpose of voting on such approval; provided that, if a majority of the outstanding voting securities of any of the Series approves this Agreement, this Agreement shall continue in effect with respect to such approving Series whether or not the shareholders of any other Series of the Fund approve this Agreement.

This Agreement may be terminated at any time without the payment of any penalty by the vote of the Board of Directors of the Fund or by the vote of the holders of a majority of the outstanding voting securities of the Fund, or by Securities, upon sixty (60) days written notice to the other party. This Agreement may be terminated with respect to a particular Series at any time without the payment of any penalty by the vote of the holders of a majority of the outstanding voting securities of such Series, upon sixty (60) days written notice to Securities. This Agreement shall automatically terminate in the event of its assignment.

13.    AMENDMENTS TO AGREEMENT.

No material amendment to this Agreement shall be effective until approved by a vote of the Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such amendment.

14.    NOTICES.

Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid to the other party at such address as such other party may designate in writing for receipt of such notice.

IN WITNESS WHEREOF, the Fund and Securities have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

SIA SECURITIES CORP.

By /s/ Parnell Kingsley

Its Vice President

SIT MUTUAL FUNDS, INC.

By /s/ Paul E. Rasmussen

Its Vice President

AMENDMENT OF

UNDERWRITING AND DISTRIBUTION AGREEMENT

AS OF DECEMBER 31, 2012

WHEREAS Sit Mutual Funds II, Inc. (the “Fund”) and SIA Securities Corp., a Minnesota corporation (“Securities”) entered into an agreement the terms of which are set forth in the Underwriting and Distribution Agreement dated April 1, 1994; and

NOW THEREFORE, effective December 31, 2012, Section 1. UNDERWRITING SERVICES is deleted in its entirety and replaced with the following:

1.	UNDERWRITING SERVICES.

The Fund hereby engages Securities, and Securities hereby agrees to act, as principal underwriter for the Fund in connection with the sale and distribution of the shares of the Fund’s Series (as defined below) to the public, either through dealers or otherwise. Securities agrees to offer such shares for sale at all times when such shares are available for sale and may lawfully be offered for sale and sold. As used herein, “Series” is defined as the Fund’s Series listed on Exhibit A and any other Series which may hereafter be created by the Board of Directors of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Underwriting and Distribution Agreement between the parties stated above and as of the date stated above.

SIA SECURITIES CORP.

By:	/s/ Kelly K. Boston
Kelly K. Boston
Secretary

SIT MUTUAL FUNDS II, INC.

By:	/s/ Paul E. Rasmussen
Paul E. Rasmussen
Vice President

EXHIBIT A

As of December 31, 2012:

Sit Mutual Funds II, Inc.:

Sit Tax-Free Income Fund (Series A)

Sit Minnesota Tax-Free Income Fund (Series B)

Sit Quality Income Fund (Series E)